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Exhibit 5.1

[LETTERHEAD OF KING, HOLMES, PATERNO & BERLINER, LLP]

September 23, 2003

Board of Directors
Pacific Premier Bancorp, Inc.
1600 Sunflower Avenue
2nd Floor
Costa Mesa, California 92626

Gentlemen:

        We have acted as counsel to Pacific Premier Bancorp, Inc., a California corporation (the "Company"), in connection with the proposed registration under the Securities Act of 1933, as amended, of 3,100,000 shares of common stock, no par value, of the Company, plus up to an additional 465,000 shares of common stock which may be received upon exercise of the underwriters' over-allotment option (the "Shares").

        In our capacity as counsel to the Company we have examined such corporate records and other documents, including the registration statement on Form S-2 relating to the Shares (the "Registration Statement"), and have reviewed such matters of law as we have deemed necessary.

        On the basis of the foregoing, and in reliance thereon and subject to the assumptions, qualifications, exemptions and limitations expressed herein, we are of the opinion that, when the Shares are issued in accordance with the terms and conditions set forth in the Registration Statement, the Shares will be duly authorized, legally issued, fully paid and non-assessable shares of the Company's common stock.

        This opinion is limited to the present laws of the State of California and of the United States of America.

        This opinion is solely for your information in connection with the offer and sale of the Shares by the Company, and is not, without the prior written consent of this firm, to be quoted in full or in part or otherwise referred to in any documents nor to be filed with any governmental agency or other persons, other than with the Securities and Exchange Commission and various state securities administrators in connection with the qualification of the Shares, to which reference and filings we hereby expressly consent.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us contained under the heading "Experts" in the Registration Statement.

Sincerely,

/s/ King, Holmes, Paterno & Berliner, LLP

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  Exhibit 5.1